EX-99.23.i

                  LYNCH, BREWER, HOFFMAN & FINK, LLP LETTERHEAD

August 27, 2002

Pauze Funds
14340 Torrey Chase Boulevard, Suite 170
Houston, TX 77014

Ladies and Gentlemen:

As counsel to Pauze Funds, a Massachusetts business trust (the "Trust"), we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest in the Trust (the "Shares") representing interests in the Pauze U.S. Government Limited Duration Fund, the Pauze U.S. Government Intermediate Term Bond Fund and the Pauze U.S. Government Short Term Bond Fund (collectively, the "Funds"), the Shares of each of such Funds being a series of the Trust. The Shares of each of the Pauze U.S. Government Limited Duration Fund, the Pauze U.S. Government Intermediate Term Bond Fund and the Pauze U.S. Government Short Term Bond Fund, that are being offered consist of three classes of shares, the No Load Class of Shares, the Class B Shares and the Class C Shares, all as more fully described in the Prospectuses and Statement of Additional Information in the form contained in the Trust's Registration Statement on Form N-1A, as amended through the date hereof, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

     We have examined the First Amended and Restated Master Trust Agreement of the Trust dated February 9, 1996, as amended through the date hereof, the Prospectuses and Statement of Additional Information contained in such
Registration Statement, as amended through the date hereof, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have, with your approval, relied, as to all questions of fact material to this opinion, upon certain certificates of public officials and of your officers and assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, which facts we have not independently verified.

     Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the First Amended and Restated Master Trust Agreement, the Prospectuses and Statement of Additional Information, will be legally issued, fully paid and non-assessable by the Trust.

     We hereby consent to your filing this opinion as an exhibit to Post Effective Amendment Number 21 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/

                                        LYNCH, BREWER, HOFFMAN & FINK LLP

THOMPSON   BRUSSELS  CINCINNATI  CLEVELAND  COLUMBUS  DAYTON  WASHINGTON, D.C.
--------------------------------------------------------------------------------
HINE

September 3, 2002

Securities and Exchange Commission
Public Filing Desk
Judiciary Plaza
450 5th Street, N.W.
Washington D.C. 20549

Ladies and Gentlemen:

     The Pauze Funds (the "Trust") hereby submits Post-Effective Amendment No. 21 to the Trust's Registration Statement on Form N-1A. The Amendment is filed pursuant to Rule 485(b) promulgated under the Securities Act of 1933 with respect to the Pauze U.S. Government Limited Duration Fund, the Pauze U.S. Government Intermediate Term Bond Fund and the Pauze U.S. Government Short Term Bond Fund (the "Funds"). The main purpose of the filing is to provide current financial statements and other updating information for the Funds. In our opinion, Post-Effective Amendment No. 21 does not contain any disclosure which would render it ineligible to become effective pursuant to Rule 485(b).

     If you have any questions concerning this filing please contact Donald S. Mendelsohn at (513) 352-6546.

                                                     Very truly yours,

                                                     /s/

                                                     Thompson Hine LLP